UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2025
____________________
MADRIGAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)
(267) 824-2827
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 17, 2025 (the “Closing Date”), Madrigal Pharmaceuticals, Inc. (the “Company”) as the borrower and its wholly owned subsidiary, Canticle Pharmaceuticals, Inc., as a guarantor (the “Guarantor”), entered into a Financing Agreement (the “Financing Agreement”) with certain funds managed by Blue Owl Capital Corporation, as the lenders (the “Lenders”), and LSI Financing LLC, as the administrative agent for the Lenders (the “Administrative Agent”). Under the Financing Agreement, the Lenders have committed to $500,000,000 in senior secured credit facilities, consisting of (a) an initial term loan in an aggregate principal amount equal to $350,000,000 (the “Initial Term Loan”) and (b) delayed draw term loan commitments in an aggregate principal amount not to exceed $150,000,000 (the loans thereunder, if any, the “Delayed Draw Term Loans”). In addition, the Financing Agreement includes an uncommitted incremental facility in an aggregate principal amount not to exceed $250,000,000 (the loans thereunder, if any, the “Incremental Term Loans”, together with the Initial Term Loan and any Delayed Draw Term Loans, collectively the “Term Loans”), subject to the satisfaction of certain terms and conditions set forth in the Financing Agreement. The Initial Term Loan was funded on the Closing Date. Delayed Draw Term Loans are available at the Company’s election from time to time after the Closing Date until December 31, 2027. Incremental Term Loans are available at the Company’s and the Lenders’ mutual consent from time to time after the Closing Date.

Any outstanding principal on the Term Loans will bear interest at a rate per annum on the basis of a 360 day year equal to (A) in the case of Term Loans bearing interest based on the base rate defined in the Financing Agreement (and which base rate will not be less than 2.00%), the sum of (i) the base rate plus (ii) 3.75% and (B) in the case of Term Loans bearing interest based on the three-month forward-looking term secured overnight financing rate administered by the Federal Reserve Bank of New York (“Term SOFR”), the sum of (i) three-month Term SOFR (subject to 1.00% per annum floor), plus (ii) 4.75%. Accrued interest is payable quarterly following the funding of the Initial Term Loan on the Closing Date, on any date of prepayment or repayment of the Term Loans and at maturity.

The obligations of the Company under the Financing Agreement are and will be guaranteed by certain of the Company’s existing and future direct and indirect subsidiaries, subject to certain exceptions (such subsidiaries, collectively, the “Guarantors”).

The outstanding balance of the Term Loans, if not repaid sooner, shall be due and payable in full on the maturity date thereof. The stated maturity date of the Term Loans is July 17, 2030.

The Company may prepay the Term Loans at any time (in whole or in part) and may be required to make mandatory prepayments upon the occurrence of certain customary prepayment events. In certain instances and during certain time periods, these prepayments will be subject to customary prepayment fees. The amount of any such prepayment fee may vary, but the maximum amount that may be due with any such prepayment would be an amount equal to 3.00% of the Term Loans being prepaid at such time, plus a customary make whole amount.

The Financing Agreement contains affirmative covenants and negative covenants applicable to the Company and its subsidiaries that are customary for financings of this type. The Company and the Guarantors are also required to maintain a minimum unrestricted cash balance of $100,000,000 at all times. The Financing Agreement also includes representations, warranties, indemnities and events of default that are customary for financings of this type, including an event of default relating to a change of control of the Company. Upon the occurrence of an event of default, the Lenders may, among other things, accelerate the Company’s obligations under the Financing Agreement.

On July 17, 2025, concurrently with the entry into the Financing Agreement, the Company, the Guarantor and the Administrative Agent entered into a Pledge and Security Agreement (the “Security Agreement”). As security for the obligations of the Company and the Guarantors, each of the Company and the Guarantors are required to grant to the Administrative Agent, for the benefit of the Lenders and secured parties, a continuing first priority security interest in substantially all of the assets of the Company and the Guarantors (including all equity interests owned or hereafter acquired by the Company and the Guarantors), subject to certain customary exceptions.

The above description of the Financing Agreement and the Security Agreement does not purport to be complete and is qualified by reference to the full text of the Financing Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 1.02	Termination of Material Definitive Agreement.
On July 17, 2025, the Company used the proceeds of the Initial Term Loan funded by the Lenders upon the closing under the Financing Agreement to repay all outstanding obligations, totaling $121.6 million, under that certain Loan and Security

Agreement, dated as of May 9, 2022, by and among the Company, the Guarantor, the several banks and other financial institutions or entities from time to time thereto and Hercules Capital, Inc., as amended (the “Existing Loan Agreement”) and upon such repayment, terminated the Existing Loan Agreement. The amount repaid by the Company included $115.0 million of outstanding indebtedness plus accrued and unpaid interest as of the Closing Date and exit fees. As a result of the termination, all credit commitments under the Existing Loan Agreement were terminated and all security interests and guarantees executed in connection with the Existing Loan Agreement were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On July 22, 2025, the Company issued a press release announcing the entry into the Financing Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K. The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Madrigal Pharmaceuticals, Inc., dated July 22, 2025.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Mardi Dier
Name: Mardi Dier
Title: Executive Vice President and Chief Financial Officer
Date: July 22, 2025
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